Exhibit 5.1

[Wildman, Harrold, Allen & Dixon LLP Letterhead]

January 21, 2004

Nanophase Technologies Corporation

1319 Marquette Drive

Romeoville, Illinois 60446

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Nanophase Technologies Corporation, a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of $15,000,000 aggregate offering price of the Company’s (i) Debt Securities (the “Debt Securities”), (ii) Common Stock (the “Common Stock”), and (iii) warrants to purchase common stock and/or debt securities (the “Warrants” and together with the Debt Securities and the Common Stock, the “Securities”), pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, the “Registration Statement”).

The Securities may be sold separately or as units with other Securities. The amounts, prices, and other specific terms of the Securities offered and sold under the Registration Statement will be set forth in the prospectus constituting a part of the Registration Statement and in one or more supplements to such prospectus (collectively, the “Prospectus”).

The Debt Securities are to be issued under one or more indentures between the Company and a trustee to be named.

The terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken (the “Corporate Proceeding”) in connection with the issuance of the Securities.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the Corporate Proceedings of the Company and (iii) the Registration Statement and exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

Based upon and subject to the qualifications, assumptions and limitations set forth in this letter, we are of the opinion that:

1. The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Common Stock shall have been issued as described in the Prospectus and in accordance with the resolutions of the Company’s Board of Directors (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (iii) appropriate certificates representing the shares of Common Stock are duly executed by the Company and countersigned by the transfer agent and delivered to the purchasers against payment of the agreed consideration, the Common Stock when issued will be validly issued.

3. When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the indenture shall have been duly executed and qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) any necessary supplemental indenture or amendment to the indenture shall have been duly approved by appropriate Corporate Proceedings by the Company and such supplemental indenture or amendment shall have been duly executed by the Company, (iv) the Debt Securities shall have been issued in the form and containing the terms described in the Prospectus, the indenture (and any supplemental indenture or amendment thereto) applicable thereto and the resolutions of the Company’s Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of the respective series of Debt Securities and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (v) the Debt Securities have been duly executed by the Company and duly authenticated by the trustee and delivered to the purchasers against payment of the agreed consideration, the Debt Securities when issued will be validly issued.

4. When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Warrants shall have been issued in the form and containing the terms described in the Prospectus and the resolutions of the Company’s Board of Directors (or authorized committee thereof) authorizing the foregoing and establishing the terms of the Warrants and any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the respective agreements for the Warrants are duly executed in the form and containing the terms authorized by the resolutions of the Company’s Board of Directors with respect thereto, and (iv) the respective agreements and/or certificates representing the Warrants are duly executed by the Company and countersigned by the applicable warrant agent and delivered to the purchasers against payment of the agreed consideration, the Warrants when issued will be validly issued.

The foregoing opinions assume that (i) the consideration designated in the applicable Corporate Proceeding for any Debt Securities, Common Stock or Warrant shall have been received by the Company, (ii) the indenture with respect to any Debt Securities shall have been duly authorized, executed and delivered by the parties thereto other than the Company, (iii) the Registration Statement shall have become effective under the Securities Act and (iv) the indenture with respect to any Debt Securities shall have become duly qualified under the Trust Indenture Act of 1939, as amended.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) other commonly recognized statutory and judicial constraints on enforceability, including, without limitation, statutes of limitations. Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of Illinois, the General Corporation Law of the State of Delaware or the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. For purposes of the opinions in paragraph 1, we have relied exclusively upon a recent certificate issued by the Delaware Secretary of State, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificate. We have assumed without investigation that there has been no relevant change or development between the date of such certificate and the date of this letter.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Illinois, the General Corporation Law of the State of Delaware or the federal laws of the United States be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

Very truly yours,

/s/ Wildman, Harrold, Allen & Dixon LLP

Wildman, Harrold, Allen & Dixon LLP